EXHIBIT 99.1

KORU MEDICAL SYSTEMS, INC. ANNOUNCES 2024 Q2 FINANCIAL RESULTS, A RECORD QUARTER WITH 22% REVENUE GROWTH; RAISES FULL YEAR 2024 GUIDANCE

MAHWAH, NJ – August 7, 2024 – KORU Medical Systems, Inc. (NASDAQ: KRMD) (“KORU Medical” or the “Company”), a leading medical technology company focused on development, manufacturing, and commercialization of innovative and patient-centric large volume subcutaneous infusion solutions, today reported financial results for the second quarter ended June 30, 2024 and raised full year 2024 revenue and gross margin guidance.

Financial Highlights

●	Second quarter 2024 net revenues of $8.4 million, a 22% increase over the prior year with record-high quarterly revenues

●	Core business (U.S. and International) growth of 20% over the prior year driven by overall SCIg market growth, share gains, and geographic expansion

●	Gross profit of $5.5 million, a 41% increase over the prior year, and gross margin of 65%, reflecting year-over-year improvement of 890 basis points

●	Ending cash balance of $10.5 million and quarterly cash usage of $0.3 million driven by improved net income, increased operating leverage, and working capital improvements

●	Raising full year 2024 revenue guidance to $32.0-$32.5 million, representing year-over-year growth of 12-14%; raising full year gross margin guidance to 61-62%

Business Highlights

●	Received regulatory clearance of FreedomEdge® Infusion System for use in Japan

●	Successfully passed feasibility for oncology biologic, progressing pathway to an infusion clinic entry in 2025

●	Entered Phase III clinical trial for an expanded nephrology indication expected to launch in 2026

●	Announced collaboration with SCHOTT Pharma to drive market expansion and optimize drug delivery in large volume subcutaneous infusion

“We delivered a great quarter, highlighted by strong double-digit growth, progress in our novel therapies pipeline and increased operating leverage,” said Linda Tharby, KORU Medical’s President and CEO. “Our US core business continues to capture share gains in a growing SCIg market. Internationally, we are increasing penetration and expanding in new geographies. We also continue to progress our novel therapies pipeline collaborations with a clear line of sight to multiple commercial launches over the next several years. We have accomplished this while also delivering on gross margin expansion and operating leverage. I’m proud of the KORU team and, as a result of our strong performance in the first half of 2024 and our confidence in continued execution moving forward, we are raising our full year 2024 revenue and gross margin guidance.”

2024 Second Quarter Financial Results

	Three Months Ended June 30,		Change from Prior Year		% of Net Revenues
	2024	2023	$	%	2024	2023
Net Revenues
Domestic Core	$6,156,098	$5,388,172	$767,926	14.3%	73.0%	77.7%
International Core	1,628,191	1,117,004	511,187	45.8%	19.3%	16.1%
Total Core	7,784,289	6,505,176	1,279,113	19.7%	92.3%	93.8%
Novel Therapies	645,800	430,754	215,046	49.9%	7.7%	6.2%
Total	$8,430,089	$6,935,930	$1,494,159	21.5%	100%	100%

Total net revenues increased $1.5 million, or 21.5%, to $8.4 million for the three months ended June 30, 2024, as compared with the same period in 2023. Domestic core revenues increased by 14.3% to $6.2 million, primarily due to higher consumable and pump volumes driven by new patients starts and share gains. International core revenues increased by 45.8% to $1.6 million, primarily due to higher consumable and pump volumes driven largely by increased Ig supply, increased penetration within certain approved indications, and geographic expansion. International orders were expedited for certain distribution partners of $0.3 million in the second quarter of 2024 related to the BSI regulatory review process which has since been successfully appealed. Novel therapies net revenues increased by 49.9% to $0.6 million in the second quarter of 2024, primarily driven by Phase III clinical trial orders and milestone completion from our collaboration agreements.

Gross profit increased $1.6 million, or 41%, to $5.5 million in the three months ended June 30, 2024, compared to $3.9 million in the same period in 2023. Gross margin increased to 65.0% in the second quarter of 2024 compared to 56.1% in the second quarter of 2023.  The increase in gross margin was primarily driven by increased production efficiencies, favorable sales mix driven by clinical trial orders, and increased average selling prices when compared to the prior year period. We also had a positive inventory valuation adjustment of $0.1 million during the second quarter of 2024 which is not expected to recur in 2024.

Total operating expenses for the second quarter of 2024 were $6.7 million, a decrease of $0.4 million, or 6.2%, compared to $7.1 million in the prior year period driven primarily by a decrease of $0.5 million in research and development expenses primarily due to timing of project spend.

Net loss for the second quarter of 2024 was $1.0 million, or $(0.02) per diluted share, compared to a net loss of $2.5 million, or ($0.05) per diluted share, for the same period of 2023, primarily driven by an increase in gross profit of $1.6 million and an interest income of $0.1 million, partially offset by a decrease in tax benefit of $0.6 million and in operating expenses of $0.4 million. Adjusted EBITDA for the second quarter of 2024 was ($0.4) million, or ($0.01) per diluted share, compared to adjusted EBITDA of ($2.3) million, or ($0.04) per diluted share, for the same period of 2023. A reconciliation of adjusted EBITDA and adjusted diluted EPS is provided at the end of this press release.

Cash and cash equivalents were $10.5 million as of June 30, 2024, reflecting cash usage of $0.3 million in the second quarter of 2024.

2024 Guidance

●	Raising full year 2024 net revenue guidance to $32.0 - $32.5, representing growth of 12-14%; increased from previously issued guidance of $31.2 - $32.2 million, or 10% to 13%

●	Raising full year 2024 gross margin guidance to 61% - 62%; increased from previously issued guidance of 59% - 61%

●	Reaffirming guidance of 2024 year-end cash balance greater than $8.0 million and achieving cash flow breakeven in the fourth quarter of 2024 and cash flow positive for full year 2025

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Wednesday, August 7, 2024, at 4:30 PM ET.

To participate in the call, please dial (877) 407-0784 (domestic) or (201) 689-8560 (international). The live webcast will be available on the IR Calendar on the News/Events page of the Investors section of KORU Medical’s website.

Non-GAAP Measures

This press release includes the non-GAAP financial measures “adjusted diluted EPS” and “adjusted EBITDA” that are not in accordance with, nor an alternate to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on KORU Medical’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. Non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. Reconciliations of the Company’s non-GAAP measures are included at the end of this press release.

About KORU Medical Systems

KORU Medical develops, manufactures, and commercializes innovative and patient-centric large volume subcutaneous infusion solutions that improve quality of life for patients around the world. The FREEDOM Syringe Infusion System (“the FREEDOM System”) currently includes the FREEDOM60® and FreedomEdge® Syringe Infusion Drivers, Precision Flow Rate Tubing™ and HIgH-Flo Subcutaneous Safety Needle Sets™. These devices are used for infusions administered in the home and alternate care settings. For more information, please visit www.korumedical.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All statements that are not historical fact are forward-looking statements, including, but not limited to, oncology biologic clinic entry, launch an expanded nephrology indication, success of novel therapies collaborations and related commercial launches, financial guidance and expected operating performance for fiscal 2024. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance, and business. Forward-looking statements can be identified by words such as “guidance”, “expect”, “plan”, “believe” and “will”. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, uncertainties associated with SCIg market growth, prefilled syringe penetration, plasma supply, clinical trial activity and success, approval and commercialization of new drug indications, the Company’s EU certification, the shift to increased healthcare delivery in the home, new patient diagnoses, customer ordering patterns, global health crises, innovation and competition, labor and supply price increases, inflationary impacts, labor supply, and those risks and uncertainties included under the captions “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 , which is on file with the SEC and available on our website at www.korumedical.com/investors and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of August 7, 2024. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Investor Contact:

Louisa Smith

investor@korumedical.com

KORU MEDICAL SYSTEMS, INC.

BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2024	2023

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$10,458,001	$11,482,240
Accounts receivable less allowance for credit losses of $24,777 as of June 30, 2024 and December 31, 2023	5,846,082	4,045,211
Inventory	2,588,750	3,481,301
Other receivables	—	28,889
Prepaid expenses	472,864	1,218,288
TOTAL CURRENT ASSETS	19,365,697	20,255,929
Property and equipment, net	3,678,984	3,837,657
Intangible assets, net of accumulated amortization of $423,834 and $390,341 as of June 30, 2024 and December 31, 2023, respectively	745,084	754,361
Operating lease right-of-use assets	3,414,831	3,514,055
Deferred income tax assets, net of allowance for non-realization of deferred tax assets of $6,581,206 and $6,002,777 as of June 30, 2024 and December 31, 2023, respectively	—	—
Other assets	98,970	98,970
TOTAL ASSETS	$27,303,566	$28,460,972

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,595,691	$975,193
Accrued expenses	2,144,722	1,711,427
Note payable	—	314,344
Other liabilities	447,788	512,520
Accrued payroll and related taxes	444,251	462,941
Financing lease liability – current	112,689	109,540
Operating lease liability – current	391,699	368,313
TOTAL CURRENT LIABILITIES	5,136,840	4,454,278
Financing lease liability, net of current portion	259,479	316,623
Operating lease liability, net of current portion	3,202,697	3,336,300
TOTAL LIABILITIES	8,599,016	8,107,201

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, 75,000,000 shares authorized, 49,257,812 and 49,089,864 shares issued 45,819,286 and 45,669,362 shares outstanding as of June 30, 2024, and December 31, 2023, respectively	492,398	490,899
Additional paid-in capital	48,331,591	47,018,707
Treasury stock, 3,438,526 shares as of June 30, 2024 and December 31, 2023, at cost	(3,882,493)	(3,843,562)
Accumulated deficit	(26,236,946)	(23,312,273)
TOTAL STOCKHOLDERS’ EQUITY	18,704,550	20,353,771
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,303,566	$28,460,972

KORU MEDICAL SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

NET REVENUES	$8,430,089	$6,935,931	$16,627,887	$14,328,536
Cost of goods sold	2,950,339	3,047,807	6,044,839	6,293,377
Gross Profit	5,479,750	3,888,124	10,583,048	8,035,159

OPERATING EXPENSES
Selling, general and administrative	5,319,688	5,303,167	10,677,308	10,729,044
Research and development	1,134,232	1,596,614	2,609,907	3,161,483
Depreciation and amortization	217,864	212,919	449,233	426,036
Total Operating Expenses	6,671,784	7,112,700	13,736,448	14,316,563

Net Operating Loss	(1,192,034)	(3,224,576)	(3,153,400)	(6,281,404)

Non-Operating Income/(Expense)
Loss on currency exchange	(10,680)	(2,472)	(22,159)	(3,152)
Loss on disposal of fixed assets, net	—	—	(300)	(56,279)
Interest income, net	213,999	131,167	251,186	256,669
TOTAL OTHER INCOME	203,319	128,695	228,727	197,238

LOSS BEFORE INCOME TAXES	(988,715)	(3,095,881)	(2,924,673)	(6,084,166)

Income Tax Benefit	—	599,995	—	1,177,395

NET LOSS	$(988,715)	$(2,495,886)	$(2,924,673)	$(4,906,771)

NET LOSS PER SHARE

Basic	$(0.02)	$(0.05)	$(0.06)	$(0.11)
Diluted	$(0.02)	$(0.05)	$(0.06)	$(0.11)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	45,811,373	45,606,603	45,761,799	45,547,427
Diluted	45,811,373	45,606,603	45,761,799	45,547,427

KORU MEDICAL SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	June 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,924,673)	$(4,906,771)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense and warrant expense	1,314,384	1,681,955
Depreciation and amortization	449,233	426,036
Deferred income taxes	—	(1,177,395)
Loss on disposal of fixed assets	300	56,279
Non-cash lease adjustments	(10,994)	(10,994)
Changes in operating assets and liabilities:
Accounts receivable	(1,800,871)	(239,590)
Inventory	892,551	1,126,643
Prepaid expenses and other assets	774,313	687,994
Other liabilities	(64,731)	5,916
Accounts payable	620,498	(817,169)
Accrued payroll and related taxes	(18,691)	(119,776)
Accrued expenses	433,296	(1,527,648)
NET CASH USED IN OPERATING ACTIVITIES	(335,385)	(4,814,520)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(257,367)	(375,246)
Purchases of intangible assets	(24,216)	(17,298)
NET CASH USED IN INVESTING ACTIVITIES	(281,583)	(392,544)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on insurance finance indebtedness	(314,344)	(433,295)
Payments on finance lease liability	(53,995)	(48,493)
Payments for taxes related to net share settlement of equity awards	(38,932)	—
NET CASH USED IN FINANCING ACTIVITIES	(407,271)	(481,788)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,024,239)	(5,688,852)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	11,482,240	17,408,257
CASH AND CASH EQUIVALENTS, END OF PERIOD	$10,458,001	$11,719,405

Supplemental Information
Cash paid during the periods for:
Interest	$20,491	$20,165
Income taxes	$—	$3,160

Schedule of Non-Cash Operating, Investing and Financing Activities:
Issuance of common stock as compensation	$221,182	$266,023

KORU MEDICAL SYSTEMS, INC.

SUPPLEMENTAL INFORMATION

(UNAUDITED)

A reconciliation of our non-GAAP measures is below:

	Three Months Ended		Six Months Ended
Reconciliation of GAAP Net (Loss)	June 30,		June 30,
to Non-GAAP Adjusted EBITDA:	2024	2023	2024	2023
GAAP Net Loss	$(988,715)	$(2,495,886)	$(2,924,673)	$(4,906,771)
Tax (Benefit)/Expense	(189,754)	(599,995)	(578,429)	(1,177,395)
Allowance for DTA	189,754	—	578,429	—
Reorganization Charges	—	—	99,329	—
Depreciation and Amortization	217,864	212,919	449,233	426,036
Interest (Income)/Expense, Net	(213,999)	(188,126)	(251,186)	(256,669)
Stock-based Compensation Expense	614,666	800,733	1,314,384	1,681,955
Non-GAAP Adjusted EBITDA	$(370,184)	$(2,270,355)	$(1,312,913)	$(4,232,844)

Weighted average number of common shares	45,811,373	45,606,603	45,761,799	45,547,427

	Three Months Ended		Six Months Ended
Reconciliation of Reported Diluted EPS	June 30,		June 30,
to Non-GAAP Adjusted Diluted EPS:	2024	2023	2024	2023
Reported Diluted Earnings Per Share	$(0.02)	$(0.05)	$(0.06)	$(0.11)
Depreciation and Amortization	0.00	0.00	0.01	0.01
Stock-based Compensation Expense	0.01	0.02	0.03	0.04
Tax (Expense) Adjustment	0.00	(0.01)	0.00	(0.03)
Non-GAAP Adjusted Diluted Earnings Per Share	$(0.01)	$(0.04)	$(0.02)	$(0.09)

*Numbers presented are rounded to the nearest whole cent

Allowance for nonrealization of deferred tax assets (DTA). We have excluded the effect of recording a full valuation allowance on our deferred tax assets in the second quarter ended 2024 in the amount of $0.2 million. It was determined that no valuation allowance was necessary in the second quarter ended 2023.

Reorganization Charges. We have excluded the effect of reorganization charges in calculating our non-GAAP measures. In 2024 we incurred severance expenses related to the reorganization of the leadership team, which we would not have otherwise incurred in periods presented as part of continuing operations.

Stock-based Compensation Expense. We have excluded the effect of stock-based compensation expense in calculating our non-GAAP measures. We record non-cash compensation expenses related to grants of equity-based awards for executives, employees, consultants, and directors. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but is expected to recur in future periods.